                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
  Collateral Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]



                                                                  APRIL 25, 2000

         TO FELLOW STOCKHOLDERS OF
         COLLATERAL THERAPEUTICS, INC.:


                  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF OUR STOCKHOLDERS, TO BE HELD ON THURSDAY, MAY 25, 2000, AT 9:00 A.M. AT THE DOUBLETREE HOTEL LOCATED AT 11915 EL CAMINO REAL, SAN DIEGO, CALIFORNIA. DETAILS OF THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING ARE GIVEN IN THE ATTACHED NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                  IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.


                                                    SINCERELY,




                                                    JACK W. REICH, PH.D.
                                                    CHIEF EXECUTIVE OFFICER AND
                                                    CHAIRMAN OF THE BOARD

         SAN DIEGO, CALIFORNIA


--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                          COLLATERAL THERAPEUTICS, INC.
                              11622 EL CAMINO REAL
                               SAN DIEGO, CA 92130

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000

                            -------------------------

TO THE STOCKHOLDERS OF COLLATERAL THERAPEUTICS, INC.:

         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF COLLATERAL THERAPEUTICS, INC., A DELAWARE CORPORATION, WILL BE HELD ON THURSDAY, MAY 25, 2000, AT 9:00 A.M. PACIFIC TIME AT THE DOUBLETREE HOTEL, 11915 EL CAMINO REAL, SAN DIEGO, CALIFORNIA, FOR THE FOLLOWING PURPOSES, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE:

         1. TO ELECT A BOARD OF DIRECTORS, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT, TO SERVE UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

         2. TO APPROVE AMENDMENTS TO COLLATERAL'S 1998 STOCK INCENTIVE PLAN, INCLUDING (I) AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE OVER THE TERM OF THE 1998 PLAN BY 1.5 MILLION SHARES AND (II) ELIMINATION OF THE OPTION CANCELLATION AND RE-GRANT ("RE-PRICING") PROVISIONS.

         3. TO APPROVE AMENDMENTS TO COLLATERAL'S 1998 EMPLOYEE STOCK PURCHASE PLAN INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE OVER THE TERM OF THE PURCHASE PLAN BY 100,000 SHARES.

         4. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS OF THE ANNUAL MEETING.

         ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 31, 2000 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. OUR STOCK TRANSFER BOOKS WILL REMAIN OPEN BETWEEN THE RECORD DATE AND THE DATE OF THE MEETING. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION AT OUR EXECUTIVE OFFICES AND AT THE ANNUAL MEETING.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY FILING A NOTICE OF REVOCATION OR ANOTHER SIGNED PROXY WITH A LATER DATE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.


                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     TYLER M. DYLAN, PH.D., J.D.
                                     VICE PRESIDENT, GENERAL COUNSEL & SECRETARY

APRIL 25, 2000                                             SAN DIEGO, CALIFORNIA







--------------------------------------------------------------------------------
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                     [LOGO]

                          COLLATERAL THERAPEUTICS, INC.
                              11622 EL CAMINO REAL
                               SAN DIEGO, CA 92130

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000

         The enclosed proxy is solicited on behalf of the Board of Directors of Collateral Therapeutics, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on May 25, 2000. The annual meeting will be held at 9:00 a.m. Pacific Time at the DoubleTree Hotel, 11915 El Camino Real, San Diego, California. These proxy solicitation materials were mailed on or about April 25, 2000, to all stockholders entitled to vote at the annual meeting.

                       ACTION TO BE TAKEN UNDER THE PROXY

         The specific proposals to be considered and acted on at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 31, 2000, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, 13,014,872 shares of our common stock, par value $0.001 were issued and outstanding. No shares of our preferred stock, par value $0.001, were outstanding. Each stockholder is entitled to one vote for each share of common stock on March 31, 2000. Stockholders may not cumulate votes in the election of directors.

         All votes will be counted by the inspector of election appointed for the meeting, who will separately count affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         If the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted at the annual meeting in accordance with the instructions specified on the proxy.

         If the proxy does not specify how the shares are to be voted:

         - the proxy will be voted FOR the election of the directors nominated by the Board (unless the authority to vote for the election of seven nominee directors is withheld) and,

         - the proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in the notice and proxy statement (unless contrary instructions are given).

         You may revoke or change your proxy at any time before the annual meeting by filing a notice of revocation or another signed proxy with a later date. These should be filed with our General Counsel & Secretary at our principal executive offices at 11622 El Camino Real, San Diego, California 92130. You may also revoke your proxy by attending the annual meeting and voting in person.

         We do not know of other matters to be presented for consideration at the annual meeting. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                               PROXY SOLICITATION

         We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm will total approximately $7,500 plus out-of-pocket costs and expenses.


                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL

         The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Our bylaws provide that the authorized number of directors is determined by resolution of the Board of Directors or by the stockholders at an annual meeting, within the range of five to nine individuals. The authorized number of directors is currently seven. The Board of Directors has selected seven nominees, each of whom is a current director of Collateral. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them FOR the nominees named below. The proxies received by the proxyholders cannot be voted for more than seven directors. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of Collateral. Set forth below is information regarding the director nominees.

BUSINESS EXPERIENCE OF DIRECTOR NOMINEES

JACK W. REICH, PH.D., age 51, is one of our co-founders and has served as a director and Chief Executive Officer since April 1995, as President from April 1995 to September 1999 and as Chairman of the Board since June 1999. Dr. Reich is a member of the Employee Benefits Committee. Dr. Reich is also a director and Chairman of the Board of CIStem Molecular Corporation, a gene regulation company. In May 1995, Dr. Reich co-founded MyoTech, Inc., a newly established venture based upon a novel clinical service model and drug therapy to treat chronic muscle injury, which was sold in November 1996. From October 1994 to January 1995, he was Senior Vice President of Enterprise Partners, a Southern California-based venture capital firm that has played a key role in developing biotechnology and medical technology companies. From September 1987 to October 1994, Dr. Reich was Vice President, Regulatory Affairs and Quality Operations of Gensia, Inc., now Gensia Sicor, Inc., a biopharmaceutical company formed to discover, develop, manufacture and market novel pharmaceutical products for the diagnosis and treatment of human disease. Dr. Reich received a B.A. in Biology from Washington and Jefferson College, a B.S. in Pharmacy from Creighton University, an M.S. in Hospital Pharmacy Administration from Temple University and a Ph.D. in Pharmaceuticals - International Pharmaceutical Administration from Temple University.

CHRISTOPHER J. REINHARD, age 46, is one of our co-founders and has served as a director and Chief Financial Officer since April 1995, as Chief Operating Officer since July 1997 and as President since September 1999. From 1990 to 1995, Mr. Reinhard was President of the Colony Group Inc., a business and corporate development company, and Reinhard Associates, an investor relations consulting company. From 1986 to 1990, he served as Vice President and Managing Director of the Henley Group, a diversified industrial and manufacturing group, and as Vice President of various public and private companies created by the Henley Group, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory, IMED Corporation, Wheelabrator Technologies Inc., and Henley Properties Inc. (now California Coastal Communities, Inc.). Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

CHARLES J. ASCHAUER, age 71, has served as a director since 1999. Mr. Aschauer is a member of the Audit Committee. He currently acts as a business consultant. After an 18-year career at Abbott Laboratories, an international healthcare company, he retired as Executive Vice President and a member of the Board of Directors. Mr. Aschauer served as a director of Boston Scientific Corporation, a medical device company, and Linc Capital Inc., a financial services company, for more than five years, and served as a director of Trustmark Insurance Company, for more than fifteen years. Since January 2000, Mr. Aschauer has also served as a director of Solar Communications. Earlier in his career, Mr. Aschauer served as a director of QLT Therapeutics and of Rustoleum Corporation. Mr. Aschauer received a B.A. degree in Business Administration from Northwestern University.

B. MASON FLEMMING JR., age 62, has served as a director since March 2000. Mr. Flemming is a member of the Audit Committee and the Compensation and Stock Plan Administrative Committees. Mr. Flemming is a Chartered Financial Analyst. Since 1995, he has been Managing Director of Flemming Lessard & Shields LLC, formerly Flemming & Lessard, Inc., an investment banking firm he co-founded to represent emerging growth companies. Prior to forming the investment banking firm, Mr. Flemming served as the Executive Vice President of Robert C. Brown & Co., Inc., and helped to establish Pacific Securities, an institutional brokerage and bond trading operation. Mr. Flemming received a B.A. from the University of Pennsylvania and an M.B.A. in Finance from the Harvard Business School.

H. KIRK HAMMOND, M.D., age 50, our chief scientist, is one of our co-founders and has served as a director since 1995. He has also served as our Vice President, Research since April 1995. Since July 1994, Dr. Hammond has been Associate Professor of Medicine at UCSD. From 1987 to June 1994, he was Clinical Assistant Professor of Medicine at UCSD. Since 1983, he has been an active basic research scientist and cardiologist at the San Diego Veterans' Affairs Healthcare System. Dr. Hammond's laboratory at UCSD has focused on the development of gene therapy to treat cardiovascular disease. Dr. Hammond was the primary co-inventor of the technology that served as the basis for the formation of Collateral. Dr. Hammond received his M.D. from Indiana University in 1980 and is board certified in internal medicine and cardiovascular diseases.

RONALD I. SIMON, PH.D., age 61, has served as a director since 1999. Dr. Simon is a member of the Audit Committee, the Employee Benefits Committee, and the Compensation and Stock Plan Administrative Committees. From May 1997 through April 2000, Dr. Simon served as Executive Vice President and Chief Financial Officer of Western Water Company, a developer and marketer of water rights, and has served as a director of the Company since September 1999. Since 1995, Dr. Simon has been a director of SoftNet Systems, Inc., an internet services provider. Since 1996, he has been a director of WestCorp Investments, a wholly-owned subsidiary of WestCorp, Inc., a financial services company. From 1995 through December 1999, Dr. Simon served as a director of Citadel Holdings Corporation, a real estate development company. From 1993 to 1997, Dr. Simon was Chairman and Chief Financial Officer of Sonant Corporation. From 1986 to 1990, he was Managing Director and Chief Financial Officer of the Henley Group Inc. From 1976 to 1997, he was a financial consultant and President of Ronald I. Simon Inc., a financial consulting company. Dr. Simon received a B.A. in Economics from Harvard University, an M.A. in History from Columbia University, and a Ph.D. in Business from the Columbia University Graduate School of Business.

DALE A. STRINGFELLOW, PH.D., age 55, has served as a director since 1999. Since June 1995, he has been President of Berlex Biosciences, a wholly-owned subsidiary of Schering AG. He has been a director of Myriad Genetics Inc. since December 1991. From July 1990 until April 1995, he was President, Chief Executive Officer and a director of Celtrix Pharmaceuticals. Dr. Stringfellow has also held other positions including: Vice President and Senior Director of Preclinical Cancer Research at Bristol-Myers Company; Research Head, Cancer Virology and Cellular Biology Research at Upjohn Company; and Vice President, Research and Development at Collagen Corporation. Dr. Stringfellow received a B.S. and a Ph.D. in Microbiology from the University of Utah.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors held eight meetings and acted by unanimous written consent two times during 1999. The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Plan Administrative Committee and an Employee Benefits Committee. Other than Dr. Hammond, every director attended or participated in 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 1999.

         The Audit Committee currently consists of three directors, Mr. Aschauer, Mr. Flemming and Dr. Simon. Mr. Craig S. Andrews, a former director, served on this committee until January 2000. The Audit Committee is primarily responsible for approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee held one meeting during 1999.

         The Compensation Committee currently consists of Dr. Simon and Mr. Flemming. Mr. Andrews served on this committee until January 2000 and Mr. David
E. Robinson, a former director, served on this committee until May 1999. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The Compensation Committee also has the exclusive authority to administer our employee stock purchase plan. The Compensation Committee held two meetings during the 1999 fiscal year and acted by unanimous written consent once during 1999.

         The Stock Plan Administrative Committee currently consists of Dr. Simon and Mr. Flemming. Ms. Elise G. Klein and Mr. Robinson, two former directors, served on this committee until May 1999, and Dr. Stringfellow served on this committee until April 2000. The Stock Plan Administrative Committee has the exclusive authority to administer our stock incentive plan and to make option grants under that plan. The Stock Plan Administrative Committee acted by unanimous written consent six times during 1999.

         The Employee Benefits Committee currently consists of two directors, Dr. Simon and Dr. Reich. The Employee Benefits Committee is primarily responsible for establishing and administering Collateral's employee benefit plans. The Employee Benefits Committee acted by unanimous written consent once during 1999.


DIRECTOR COMPENSATION

         We reimburse directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Currently, our non-employee directors are eligible to receive an annual fee of up to $18,000. During 1999, Mr. Andrews, Mr. Aschauer, Dr. Simon and Dr. Stringfellow each earned $12,000 in fees. Under our stock incentive plan, directors who are not officers or employees will receive periodic option grants. Under the option grant program for non-employee directors, each individual who first becomes a director at any time after the July 2, 1998 effective date of the program receives an option grant for 15,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in our employ. In addition, on the date of each annual meeting, each non-employee director who continues to serve as a director is granted an option to purchase 5,000 shares of common stock, provided such individual has served on the Board for at least six months.

         Each grant for non-employee directors has an exercise price equal to 100% of the fair market value per share of common stock on the option grant date, and has a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Under the terms of the non-employee directors stock option program, Mr. Aschauer, Dr. Simon and Dr. Stringfellow each received a 15,000-share grant on May 27, 1999 at an exercise price of $12.25 per share; Mr. Andrews and Dr. Engler each received a 5,000-share grant on May 27, 1999 at an exercise price of $12.25 per share; and Mr. Flemming received a 15,000-share grant on March 14, 2000 at an exercise price of $25.875 per share.

         Each non-employee director's option is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option are subject to repurchase by Collateral, at the exercise price paid per share, should the optionee cease Board services prior to vesting in those shares. The shares subject to each initial 15,000-share option grant vest in successive equal annual installments upon the individual's completion of each year of Board service over the three-year period measured from the option grant date. Each 5,000-share option grant vests on the one year anniversary of the option grant date. However, the shares subject to each grant will immediately vest in full upon certain changes in control or ownership of Collateral or upon the optionee's death or disability while a director.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

                                   PROPOSAL 2:

             APPROVAL OF AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN

         Collateral's stockholders are being asked to approve amendments to Collateral's 1998 Stock Incentive Plan, the "1998 Plan", that will effect the following changes: (i) increase the maximum number of shares of common stock authorized for issuance over the term of the 1998 Plan by an additional 1.5 million shares to 3,803,960 shares and (ii) eliminate the cancellation and re-grant ("re-pricing") provisions.

         The 1998 Plan was adopted by the Board of Directors in April 1998 as the successor to Collateral's 1995 Stock Option Plan, the "1995 Plan", and was also approved by the stockholders in April 1998. The 1998 Plan became effective April 20, 1998, and at that time all outstanding options under the 1995 Plan were incorporated into the 1998 Plan and the 1995 Plan was accordingly terminated as to all future option grants. In March 2000, the Board amended the 1998 Plan to increase the shares of common stock available for issuance under the 1998 Plan and to eliminate the option cancellation and re-grant provisions, known as re-pricing provisions, subject to stockholder approval at the annual meeting.

         The proposed share increase was intended to ensure that a sufficient reserve of common stock is available under the 1998 Plan to attract and retain the services of key individuals essential to Collateral's long-term growth and success. The Board also voted to delete the re-pricing provisions of the 1998 Plan which permitted the substitution of new stock options for outstanding stock options at a lower exercise price than that of the original options. Such option re-pricing provisions, although permissible under the general plan, have never been employed by Collateral.

         The following is a summary of the principal features of the 1998 Plan, including the amendments which will become effective upon stockholder approval of this Proposal Number Two, together with the applicable tax and accounting implications for Collateral and the participants. However, the summary does not purport to be a complete description of all provisions of the 1998 Plan. Any stockholder of Collateral who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at our principal executive offices in San Diego, California.

EQUITY PROGRAMS

         The 1998 Plan contains the following programs:

          -    the Discretionary Option Grant Program,

          -    the Salary Investment Option Grant Program,

          -    the Stock Issuance Program,

          - the Automatic Option Grant Program for Non-Employee Directors, and

          -    the Director Fee Option Grant Program.

         The principal features of each of these programs are described below. The Stock Plan Administrative Committee of the Board administers the provisions of the 1998 Plan (other than the Automatic Option Grant and the Director Fee Option Grant Programs) with respect to all officers and directors of Collateral subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, the 1998 Plan is presently also administered by the Stock Plan Administrative Committee, but it may alternatively be administered by the Compensation Committee, by a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the entire Board itself. Each entity, whether the Stock Plan Administrative Committee, the Compensation Committee, the Secondary Committee or the Board, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 1998 Plan, and each Plan Administrator will have complete discretion (subject to the provisions of the 1998 Plan) to authorize option grants and direct stock issuances under the 1998 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant and Director Fee Option Grant Programs will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under such programs. Additionally, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Plan Administrator shall not exercise any discretionary functions under such program, except for determining which employees shall be eligible for participation in this program and whether the employee's salary investment authorization is to be approved in whole or in part.

SHARE RESERVE

         3,803,960 shares of common stock have been reserved for issuance over the 10-year term of the 1998 Plan, including the 1.5 million share increase subject to stockholder approval as part of this Proposal No. Two.

         Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent option grants. In addition, any unvested shares issued under the Plan and subsequently repurchased by Collateral at the option exercise or direct issue price paid per share pursuant to Collateral's repurchase rights under the Plan will be added back to the number of shares of common stock reserved for issuance under the Plan and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances made under the Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1998 Plan will not be available for subsequent issuance.

         In no event may any one participant in the 1998 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 250,000 shares in the aggregate per calendar year under the 1998 Plan.

CHANGES IN CAPITALIZATION

         In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Collateral's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1998 Plan, (ii) the number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the Option Plan.

ELIGIBILITY

         Employees, non-employee Board members, and independent consultants and advisors to Collateral and its subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Employees who are Section 16 Insiders or other highly compensated individuals will also be eligible to participate in the Salary Investment Option Grant Program. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant and the Director Fee Option Grant Programs.

         As of March 31, 2000, six executive officers, four non-employee Board members and about 50 other employees were eligible to participate in the Discretionary Option Grant Program. Five executive officers were also eligible to participate in the Salary Investment Option Grant Program and the four non-employee Board members were eligible to participate in the Non-Employee Directors Option Grant program. As of March 31, 2000, the Plan Administrator had not authorized any grants under the Stock Issuance or the Director Fee Option Grant Programs.

VALUATION

         The fair market value per share of common stock on any relevant date under the 1998 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 31, 2000, the closing selling price of Collateral's common stock was $43 7/8 per share.

         Further information regarding each of the programs under the 1998 Plan is provided below, and in the Plan document.

                       DISCRETIONARY OPTION GRANT PROGRAM

                  GRANTS

                           The Plan Administrator, which is currently the Stock
                  Plan Administrative Committee, has authority under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule if any to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1998 Plan will be paid by Collateral. Further information is provided below and in the Plan document.

                  PRICE AND EXERCISABILITY

                           Under our plan, the exercise price per share for
                  options granted under the Discretionary Option Grant Program may not be less than 100% of the fair market value per share of common stock on the option grant date. No option granted will have a term in excess of 10 years, and each option will generally become exercisable in one or more installments over the optionee's period of service with Collateral. The shares of common stock acquired upon the exercise of one or more options may, however, be unvested and subject to repurchase by Collateral, at the exercise price paid per share, if the optionee ceases service with Collateral prior to vesting in those shares. The Plan Administrator may at any time cancel Collateral's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares. Vesting will generally accelerate in the event of a change in control of Collateral, as described further below.

                           The exercise price may be paid in cash or in shares
                  of Collateral Therapeutics common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to Collateral, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus applicable withholding taxes.

                           No optionee will have any stockholder rights with
                  respect to the option shares until such optionee has exercised the option, paid the exercise price and become the record holder of the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more of such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

                  TERMINATION OF SERVICE

                           Upon an optionee's cessation of employment or
                  service, the optionee has a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator has authority to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator also has complete discretion to accelerate the exercisability or vesting of options in whole or in part at any time.

                  STOCK APPRECIATION RIGHTS

                           The Plan Administrator is authorized to issue tandem
                  stock appreciation rights and limited stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program, as described below.

                           Tandem stock appreciation rights provide the holders
                  with the right to surrender their options for an appreciation distribution from Collateral equal in amount to the excess of
                  (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash and/or in shares of common stock.

                           Limited stock appreciation rights may be provided to
                  one or more executive officers or directors of Collateral with respect to their outstanding options. Any option with such a limited stock appreciation right may be surrendered to Collateral upon the successful completion of a hostile tender offer to acquire control of more than 50% of Collateral's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from Collateral in an amount per surrendered option share equal to the excess of (a) the fair market value on the date of surrender (or, if higher, and for a non-qualified option, the highest price per share of common stock paid in connection with the tender offer) over (b) the exercise price payable for such share.

                           Further information regarding change in control and
                  other provisions affecting these options is provided below and in the plan.

                             SALARY INVESTMENT OPTION GRANT PROGRAM

                           The Plan Administrator, which is currently the Stock
                  Plan Administrative Committee, has the authority to determine the calendar year or years, if any, that the Salary Investment Option Grant Program is in effect and to select the Section 16 Insiders and other highly compensated employees eligible to participate in this Program. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator an irrevocable authorization directing Collateral to reduce his or her base salary for that calendar year by an amount not less than $10,000 nor more than $50,000. The Plan Administrator shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Plan Administrator approves the authorization, the individual who filed that authorization shall automatically be granted an option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect. The number of option shares is determined by dividing the total dollar amount of the authorized reduction in optionee's base salary by two-thirds of the fair market value per share of common stock on the option grant date, and the exercise price per share is equal to one-third of the fair market value of the option shares on the grant date. In total, the amount payable by the optionee upon exercise plus the amount of the optionee's authorized reduction in base salary equal 100% of the fair market value of the option shares on the grant date.

                           Salary investment options become exercisable for the
                  option shares in a series of 12 successive equal monthly installments upon the optionee's completion of each month of service during the calendar year of the option grant. In the event the optionee ceases service for any reason, the unvested shares subject to the option at the time of such cessation terminate; however, the option remains exercisable for any vested shares until the earlier of: (i) the expiration of the 10-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

                           The remaining terms of each option grant under this
                  Salary Investment Option Grant Program will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program.

                           Further information regarding change in control and
                  other provisions affecting these options is provided below and in the plan.

                                      STOCK ISSUANCE PROGRAM

                           Shares may be issued under the Stock Issuance Program
                  at a price per share not less than 100% of their fair market value, payable in cash to Collateral. Shares may also be issued for past services rendered to Collateral. The Plan Administrator may issue shares of common stock which are fully vested upon issuance. Alternatively, the Plan Administrator may issue shares subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under this program.

                     AUTOMATIC OPTION GRANT PROGRAM FOR NON-EMPLOYEE DIRECTORS

                           Each individual who first becomes a non-employee
                  Board member after July 2, 1998, whether through election by the stockholders or appointment by the Board, is granted, on the date of such election or appointment, a non-statutory option to purchase 15,000 shares of common stock, provided the individual has not previously been in Collateral's employ.

                           On the date of each annual meeting, each non-employee
                  director who is to continue to serve on the Board is granted a non-statutory option to purchase 5,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six months. There is no limit on the number of annual 5,000-share option grants that any one non-employee director may receive over his or her period of Board service, and non-employee directors who have previously been in Collateral's employ will be eligible to receive one or more of those annual grants.

                           Each option grant for non-employee directors has an
                  exercise price per share equal to 100% of the fair market value per share of common stock on the grant date. The option has a maximum term of 10 years, subject to earlier termination at the end of a 12 month period measured from the date of the optionee's cessation of Board service. Each option is immediately exercisable for all of the option shares. However, any shares purchased under the option are subject to repurchase by Collateral, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares of common stock subject to the initial 15,000-share grant vest in a series of three successive equal annual installments upon the optionee's completion of each year of Board service over the three year period measured from the grant date. The shares of common stock subject to the initial 5,000-share grant vest upon completion of the optionee's year of Board service measured from the grant date.

                           Each non-employee directors option remains
                  exercisable for a 12 month period following an optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares if any in which the Board member is vested at the time of his or her cessation of Board service.

                           The shares subject to each automatic option grant
                  will immediately vest upon the optionee's death or permanent disability while a Board member. Vesting will generally accelerate in connection with of change in control of Collateral, as described below and in the plan.

                           The remaining terms and conditions of each automatic
                  option grant will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program.

                                 DIRECTOR FEE OPTION GRANT PROGRAM

                           The Plan Administrator shall have sole and exclusive
                  authority to determine the calendar year or years, if any, the Director Fee Option grant Program is in effect. When the Director Fee Option Grant Program is in effect, each non-employee Board member will have the right to apply all or a portion of the fee otherwise payable to him in cash each year to the acquisition of a special option grant under the program. The Board member must make his election to participate in the program for a particular calendar year by December 31st of the immediately preceding calendar year. The grant for each year of participation will automatically be made on the first trading day in January of that year and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the total dollar amount of the fees subject to the Board member's election by two-thirds of the fair market value per share of common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the fee subject to the Board member's election.

                           The option will become exercisable for the option
                  shares in a series of 12 successive equal monthly installments upon the optionee's completion of each month of Board service during the calendar year of the option grant. In the event the optionee ceases Board service for any reason (other than death or permanent disability), the unvested shares subject to the option at the time of such cessation will immediately terminate; however, the option will remain exercisable for the vested shares subject to the option until the earlier of the expiration of the 10-year option term or the end of the three-year period measured from the date of the optionee's cessation of Board service.

                           Should the optionee's service as a Board member cease
                  by reason of death or permanent disability, then the option will immediately become exercisable for all the shares of common stock subject to the option and may be exercised for such shares until the earlier of the expiration of the 10-year option term or the end of the three-year period measured from the date of the optionee's cessation of Board service.

                           The remaining terms of each option grant under this
                  Director Fee Option Grant Program will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program.

                           Further information regarding change in control and
                  other provisions affecting these options is provided below and in the plan.

                         GENERAL PROVISIONS OF THE STOCK INCENTIVE PLAN

                  CHANGE IN CONTROL

                           Options granted under our stock incentive plan are
                  generally subject to accelerated vesting in the event of a change in control of Collateral, whether by merger or asset sale or by successful tender offer to acquire more than 50% of the outstanding voting stock of Collateral or by a change in the majority of the Board by reason of one or more proxy contests for the election of Board members. Upon such a change in control, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by a successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant Program will immediately vest, except to the extent Collateral's repurchase rights with respect to those shares are to be assigned to the successor corporation. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the change in control, to be assumed or otherwise continued in full force or effect by the successor corporation pursuant to the terms of the change in control transaction,
                  (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the change in control on the shares of common stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

                           The Plan Administrator also has the discretionary
                  authority to provide for the full and immediate vesting of all outstanding stock options and unvested shares under the Discretionary Option Grant in connection with a change in control of Collateral (whether by successful tender offer to acquire more than 50% of the outstanding voting stock or a change in the majority of the Board by reason of one or more proxy contests for the election of Board members), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

                           All outstanding options under the Salary Investment
                  Option Grant, Automatic Option Grant for Non-Employee Directors and the Director Fee Option Grant Programs automatically accelerate upon any change in control so that each option shall, immediately prior to the effective date of the change in control, become fully exercisable with respect to the total number of Shares of common stock at the time subject to such option and may be exercised for any or all those shares as fully-vested shares of common stock. In addition, upon the successful completion of a hostile tender offer to acquire control of more than 50% of Collateral's outstanding voting stock, each outstanding grant may be surrendered to Collateral for a cash distribution per surrendered option share in an amount equal to the excess of
                  (a) the highest price per share of common stock paid in connection with such tender offer over (b) the exercise price payable for such share. No approval or consent of the Plan Administrator or the Board will be required at the time of the actual option surrender and cash distribution.

                           All unvested shares under the Stock Issuance Program
                  will immediately vest upon any change in control, except to the extent Collateral's repurchase rights with respect to those shares are assigned to the successor corporation. All option grants under the Automatic Option Grant Program shall fully-vest automatically upon a change in control.

                           The acceleration of vesting upon a change in the
                  ownership or control of Collateral may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Collateral.

                  FINANCIAL ASSISTANCE

                           The Plan Administrator may institute a loan program
                  to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant or Stock Issuance Program. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

                  SPECIAL TAX ELECTION

                           The Plan Administrator may provide one or more
                  holders of options or unvested shares with the right to have Collateral withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

                  AMENDMENT AND TERMINATION

                           The Board may amend or modify the 1998 Plan in any or
                  all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1998 Plan at any time, and the 1998 Plan will in all events terminate on April 20, 2008.

                  FEDERAL INCOME TAX CONSEQUENCES

                           Options granted under the 1998 Plan may be either
                  incentive stock options, intended to satisfy the requirements of Section 422 of the Internal Revenue Code to the extent qualified, or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

                           INCENTIVE OPTIONS. No taxable income is recognized by
                  the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

                           Upon a qualifying disposition, the optionee will
                  recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

                           If the optionee makes a disqualifying disposition of
                  the purchased shares, then Collateral will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, Collateral will not be entitled to any income tax deduction.

                           NON-STATUTORY OPTIONS. No taxable income is
                  recognized by an optionee upon the grant of a non-statutory option, which is also referred to as a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

                           If the shares acquired upon exercise of the
                  non-statutory option are unvested and subject to repurchase by Collateral in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Collateral's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

                           Collateral will be entitled to an income tax
                  deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Collateral in which such ordinary income is recognized by the optionee.

                  STOCK APPRECIATION RIGHTS

                           An optionee who is granted a stock appreciation right
                  will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. Collateral will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

                  DIRECT STOCK ISSUANCE

                           The tax principles applicable to direct stock
                  issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

                           Collateral anticipates that any compensation deemed
                  paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Collateral. Accordingly, all compensation deemed paid under the 1998 Plan will remain deductible by Collateral without limitation under Code Section 162(m).

                  ACCOUNTING TREATMENT

                           Option grants or stock issuances with exercise or
                  issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to Collateral's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Option grants or stock issuances made to consultants result in a direct compensation expense to Collateral's reported earnings based upon the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such expense will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares and will be accruable by Collateral over the period that the option shares or issued shares are to vest. Option grants or stock issuances made to employees or Board directors at 100% of fair market value will not result in any direct charge to Collateral's earnings. However, the fair value of those options is required to be disclosed in the notes to Collateral's financial statements, and Collateral must also disclose, in pro-forma statements to our financial statements, the impact those options would have upon our reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining Collateral's earnings per share on a fully-diluted basis.

                           Should one or more optionees be granted stock
                  appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to Collateral's earnings.

STOCK AWARDS

         The table below shows, as to each of Collateral's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated individuals and groups, the number of shares of common stock subject to options granted under the 1998 Plan between the April 20, 1998 effective date of the 1998 Plan and March 31, 2000, together with the weighted average exercise price payable per share. No direct stock issuances have been made to date under the 1998 Plan.


                               OPTION TRANSACTIONS


                                                                            OPTIONS
                                                                            GRANTED              WEIGHTED AVERAGE
                                                                          (NUMBER OF            EXERCISE PRICE OF
                                 NAME                                       SHARES)              GRANTED OPTIONS
------------------------------------------------------------------      --------------        ---------------------
Jack W. Reich, Ph.D.
Chairman of the Board,
Chief Executive Officer and Director..............................              225,000               $5.188

Christopher J. Reinhard
President, Chief Operating Officer,
Chief Financial Officer and Director..............................              157,500               $5.188

Tyler M. Dylan, Ph.D., J.D.
Vice President, General Counsel and Secretary.....................              103,408               $9.153

Jeffrey Friedman, M.D.
Vice President, Development.......................................               95,852              $11.933

H. Kirk Hammond, M.D.
Vice President, Research and Director.............................              146,250               $5.188

All current executive officers as a group (6 persons) ............              784,010               $6.535

All current directors who are not executive officers as a group (4
persons) .........................................................               65,000               $15.88

All employees, including current officers who are
not executive officers, as a group (48 persons)...................              380,150               $11.29


         As of March 31, 2000, options covering 1,795,169 shares of common stock were outstanding under the 1998 Plan, 269,892 shares remained available for future option grant or direct issuance, and 47,791 shares have been issued pursuant to the exercise of outstanding options granted under the 1998 Plan.

NEW PLAN BENEFITS

         No options have been granted, and no direct stock issuances have been made, on the basis of the 1.5 million share increase which forms part of this Proposal No. Two. At the 2000 annual meeting, each individual who will continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program to purchase 5,000 shares of common stock at an exercise price per share equal to the fair market value per share of common stock on the option grant date.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of Collateral present or represented and entitled to vote at the 2000 annual meeting is required for approval of the amendments to the 1998 Plan. Should such stockholder approval not be obtained, then the 1.5 million share increase to the share reserve will not be implemented, and any stock options granted on the basis of the 1.5 million share increase to the 1998 Plan will immediately terminate without becoming exercisable for the shares of common stock subject to those options, and no additional options will be granted on the basis of such share increase. The 1998 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1998 Plan in effect prior to the amendments summarized in this Proposal No. Two, until the available reserve of common stock as last approved by the stockholders has been issued pursuant to option grants and direct stock issuances made under the 1998 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors believes that amendment of the 1998 Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. For this reason, the Board of Directors recommends that the stockholders vote FOR the amendment to the 1998 Plan.


                                 PROPOSAL NO. 3
                          APPROVAL OF AMENDMENT TO THE
                        1998 EMPLOYEE STOCK PURCHASE PLAN

         Collateral's stockholders are being asked to approve an amendment to Collateral's 1998 Employee Stock Purchase Plan which will increase the maximum number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 100,000 shares, of which no more than 25,000 shares shall be purchasable on any one semi-annual purchase date.

         The purpose of the share increase is to ensure that Collateral will continue to have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of Collateral and its participating affiliates with the opportunity to acquire a proprietary interest in Collateral through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

         The Purchase Plan was adopted by the Board of Directors in April 1998, and was also approved by Collateral's stockholders in April 1998. The Purchase Plan became effective on July 2, 1998 in connection with the initial public offering of Collateral's common stock. In March 2000, the Board amended the Purchase Plan to increase the shares of common stock available for issuance under the Purchase Plan and to also increase the number of shares purchasable on any one semi-annual purchase date, subject to stockholder approval at the annual meeting.

         The following is a summary of the principal features of the Purchase Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of Collateral who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at our principal executive offices in San Diego, California.

         ADMINISTRATION

         The Purchase Plan is currently administered by the Compensation Committee of the Board. This committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by Collateral.

         SECURITIES SUBJECT TO THE PURCHASE PLAN

         Under the Purchase Plan, 150,000 shares of common stock will have been reserved for issuance over the term of the Purchase Plan, including the 100,000 share increase for which stockholder approval is sought under this Proposal No. Three. The shares may be made available from authorized but unissued shares of Collateral's common stock or from shares of common stock repurchased by Collateral, including shares repurchased on the open market.

         In the event that any change is made to Collateral's outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without Collateral's receipt of consideration), appropriate adjustments will be made to the class and maximum number of securities issuable over the term of the Purchase Plan, the class and maximum number of securities purchasable per participant on any one semi-annual purchase date and the class and number of securities and the price per share in effect under each outstanding purchase right.

         ELIGIBILITY AND PARTICIPATION

         Any individual who is employed on a basis under which he or she is expected to work for more than 20 hours per week for more than five months per calendar year in the employ of Collateral or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

         An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day in February or August each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period on which he or she is an eligible employee.

         As of March 31, 2000, a total of 26,636 shares of common stock had been issued under the Purchase Plan, and 23,364 shares were available for future issuance. As of March 31, 2000, Collateral estimates that about 55 employees, including three executive officers, were eligible to participate in the Purchase Plan.

         PURCHASE PRICE

         The purchase price of the common stock acquired on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of common stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date.

         The fair market value of the common stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On January 31, 2000, the fair market value per share of common stock determined on such basis was $20.25 per share.

         SPECIAL LIMITATIONS

         The Purchase Plan imposes certain limitations upon a participant's right to acquire common stock, including the following:

                  - Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of Collateral or any of its affiliates.

                  - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

                  - No participant may purchase more than 1,000 shares of common stock on any semi-annual purchase date.

                  - The maximum number of shares of common stock purchasable in the aggregate on any one purchase date may not exceed 25,000 shares.

         Further information regarding the Purchase Plan is provided below and in the Plan document.


                                 EMPLOYEE STOCK PURCHASE PLAN

                  OFFERING PERIODS AND PURCHASE RIGHTS

                           Shares of common stock are offered under the Purchase
                  Plan through a series of successive offering periods, each with a maximum duration of 24 months. If the fair market value per share of common stock on any purchase date within an offering period is less than on the start date of that offering period, then that offering period shall terminate immediately and a new offering period will begin after that purchase date.

                            The first offering period began on July 2, 1998, in
                  connection with the initial public offering of the common stock, and will end on the last business day in July 2000. The next offering period will start on the first business day in August 2000 and will end on the last business day of July 2002. Subsequent offering periods will begin as designated by the Plan Administrator.

                           At the time the participant joins the offering
                  period, he or she will be granted a purchase right to acquire shares of common stock at six-month intervals over the remainder of that offering period. The purchase dates will occur on the last business day in January and July each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of common stock.

                  PAYROLL DEDUCTIONS AND STOCK PURCHASES

                           Each participant may authorize periodic payroll
                  deductions in any multiple of 1% up to a maximum of 10% of his or her base salary each offering period to be applied to the acquisition of common stock on each semi-annual purchase date. The payroll deductions of each participant will automatically be applied on each semi-annual purchase date (the last business day in January and July of each year) to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

                  TERMINATION OF PURCHASE RIGHTS

                           The participant may withdraw from the Purchase Plan
                  at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded immediately or applied to the purchase of common stock on the next semi-annual purchase date.

                           The participant's purchase right will immediately
                  terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

                  STOCKHOLDER RIGHTS

                           No participant will have any stockholder rights with
                  respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                  ASSIGNABILITY

                           No purchase rights will be assignable or transferable
                  by the participant, and the purchase rights will be exercisable only by the participant.

                  CHANGE IN CONTROL

                           In the event Collateral is acquired by merger or
                  asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of common stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of common stock immediately prior to the effective date of such acquisition.

                  SHARE PRO-RATION

                           Should the total number of shares of common stock to
                  be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock allocated to such individual, will be refunded.

                  AMENDMENT AND TERMINATION

                           The Purchase Plan will terminate upon the earliest of
                  (i) the last business day in July 2008, (ii) the date on which all shares available for issuance under the Purchase Plan have been sold pursuant to purchase rights exercised under the Purchase Plan or (iii) the date on which all purchase rights are exercised in connection with a corporate transaction.

                           The Board may at any time alter, suspend or
                  discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one semi-annual purchase date, except in connection with certain changes in Collateral's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

                  FEDERAL TAX CONSEQUENCES

                           The Purchase Plan is intended to be an "employee
                  stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Collateral, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

                           If the participant sells or otherwise disposes of the
                  purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Collateral will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

                           If the participant sells or disposes of the purchased
                  shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Collateral will not be entitled to an income tax deduction with respect to such disposition.

                           If the participant still owns the purchased shares at
                  the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

                  ACCOUNTING TREATMENT

                           The issuance of common stock under the Purchase Plan
                  will not result in a direct compensation expense chargeable against Collateral's reported earnings. However, Collateral must disclose, in pro-forma statements to Collateral's financial statements, if significant, the impact the purchase rights granted under the Purchase Plan would have upon Collateral's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

         The table below shows, as to each of Collateral's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated groups, the number of shares of common stock purchased under the Purchase Plan between the July 2, 1998 effective date of the Purchase Plan and the most recent purchase date, January 31, 2000, together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS


                                                                         NUMBER OF               WEIGHTED AVERAGE
                               NAME                                   PURCHASED SHARES            PURCHASE PRICE
----------------------------------------------------------------     ------------------         ------------------
Tyler M. Dylan, Ph.D., J.D.
Vice President, General Counsel and Secretary...................           2,000                      $7.597

Jeffrey Friedman, M.D.
Vice President, Development.....................................           2,000                      $7.597

All current executive officers as a group (3 persons)...........           4,372                      $7.493

All employees, including current officers who are
not executive officers, as a group (40 persons).................           22,264                     $6.608


NEW PLAN BENEFITS

         No purchase rights have been granted, and no shares of common stock have been issued, under the Purchase Plan on the basis of the 100,000 share increase for which stockholder approval is sought under this Proposal No. Three.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of Collateral present or represented and entitled to vote at the 2000 annual meeting is required for approval of the 100,000 share increase to the Purchase Plan. Should such stockholder approval not be obtained, then the share increase will not be implemented, and any purchase rights granted on the basis of the share increase to the Purchase Plan will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Purchase Plan will terminate once the existing share reserve has been issued.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. For this reason, the Board of Directors recommends that the stockholders vote FOR the amendment to the Purchase Plan.

                                 PROPOSAL NO. 4
                      RATIFICATION OF INDEPENDENT AUDITORS


         The Board of Directors has appointed the firm of Ernst & Young LLP, our independent public auditors during 1999, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Ernst & Young LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of Collateral and its stockholders.

         A representative of Ernst & Young LLP is expected to be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2000.


                                  OTHER MATTERS

         We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.


                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to us with respect to the beneficial ownership of the common stock as of January 31, 2000, by:

         - all persons who are beneficial owners of 5% or more of common stock,

         -        each director and nominee for director,

         - the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this proxy statement, and

         -        all current directors and executive officers as a group.

         Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Except as otherwise indicated, the address of all stockholders listed in the table is 11622 El Camino Real, San Diego, California 92130. Percentage of ownership is based on 12,959,742 shares of common stock outstanding on January 31, 2000, and is calculated as required under SEC Rule 13d-3(d)(1) but includes all options (including shares exercisable after 60 days of January 31, 2000, as described below in the footnotes).


                                                                                    SHARES
                             NAME AND ADDRESS OF                                 BENEFICIALLY   PERCENTAGE OF SHARES
                               BENEFICIAL OWNER                                     OWNED        BENEFICIALLY OWNED
---------------------------------------------------------------------------      ------------   --------------------
Schering Berlin Venture Corp...............................................        1,584,676             12.2%
     110 East Hanover Avenue
     Cedar Knolls, New Jersey 07929

The Wellcome Trust.........................................................          987,500              7.6%
     183 Euston Road
     London, England NW1 2BE

State of Wisconsin Investment Board .......................................        1,583,000             12.2%
     P.O. Box 7842
     Madison, WI 53707

Jack W. Reich (1)..........................................................        1,560,857             11.8%

Christopher J. Reinhard (2)................................................          759,357              5.8%

Charles J. Aschauer (3)....................................................           15,000              0.1%

Tyler M. Dylan (4).........................................................          105,408              0.8%

Robert L. Engler (5).......................................................          994,457              7.7%

B. Mason Flemming, Jr. (6).................................................           20,000              0.2%

Jeffrey Friedman (7).......................................................           97,852              0.7%

H. Kirk Hammond (8)........................................................        1,947,807             14.8%

Kathleen E. Rooney (9) ....................................................          187,472              1.4%

Ronald I. Simon (3)........................................................           18,200              0.1%

Dale A. Stringfellow (10)..................................................           15,000              0.1%

All directors, director nominees and executive officers as a group
         (11 persons) (1)--(10).............................................       5,721,410             41.0%


----------

(1) Includes 76,000 shares beneficially owned by the Jordon A. Reich Trust dated January 31, 1992, Mary P. Reich, Trustee and 76,000 shares beneficially owned by the Jason D. Reich Trust dated January 31, 1992, Mary P. Reich, Trustee. Dr. Reich disclaims beneficial ownership of these shares. Also includes 227,850 option shares of which 102,850 options are exercisable within 60 days of January 31, 2000.

(2) Includes 38,000 shares beneficially owned by Griffin J. Reinhard, a minor son of Mr. Reinhard. Also includes 240,150 option shares of which 152,649 options are exercisable within 60 days of January 31, 2000.

(3) Includes 15,000 option shares of which all are exercisable within 60 days of January 31, 2000.

(4) Includes 103,408 option shares of which 25,018 are exercisable within 60 days of January 31, 2000.

(5) Includes 867,607 shares beneficially owned by the Robert L. Engler Separate Property Trust. Also includes 47,500 shares beneficially owned by Mathew Lawrence Engler and 47,500 shares beneficially owned by Eric Herschel Engler. Dr. Engler disclaims beneficial ownership of these shares. Also includes 31,850 option shares of which 16,850 options are exercisable within 60 days of January 31, 2000.

(6) Includes 20,000 option shares of which 15,000 are exercisable within 60 days of January 31, 2000.

(7) Includes 95,852 option shares of which 26,463 are exercisable within 60 days of January 31, 2000.

(8) Includes 72,200 shares of common stock held in a family trust for the benefit of Dr. Hammond's children, 142,500 shares of common stock held in a trust for the benefit of Talisin T. Hammond and 142,500 shares of common stock held in a trust for the benefit of Shura X. Hammond. Dr. Hammond exercises shared voting and investment power with respect to all such shares. Dr. Hammond disclaims beneficial ownership of these shares. Also includes 149,100 option shares held by H. Kirk Hammond, and 9,500 option shares held by Tamsin L. Kelly. Of these 158,600 total option shares, 77,350 are exercisable within 60 days of January 31, 2000.

(9) Includes 73,100 option shares of which 38,100 are exercisable within 60 days of January 31, 2000.

(10) Includes 15,000 option shares of which all are exercisable within 60 days of January 31, 2000. Does not include shares controlled by Schering AG, the parent corporation of Berlex Biosciences (of which Dr. Stringfellow is President) and Schering Berlin Venture Corp.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the 1999 fiscal year was in excess of $100,000, for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM
                                                                                       COMPENSATION
                                               ANNUAL COMPENSATION                        AWARDS
                               --------------------------------------------------      ------------
                                                                                        SECURITIES
         NAME AND                                                  OTHER ANNUAL         UNDERLYING         ALL OTHER
    PRINCIPAL POSITION         YEAR     SALARY(1)    BONUS(2)     COMPENSATION(3)      OPTIONS/SARS     COMPENSATION(5)
    ------------------         ----     ---------    --------     ---------------      ------------     ---------------
                                                                                            #
Jack W. Reich.............     1999    $350,013      $224,335           --                 --              $11,661
   Chairman of the Board       1998    $324,887       $85,000           --               227,850            $5,542
   and Chief Executive         1997    $298,712       $70,000           --                 --               $6,532
   Officer

Christopher J. Reinhard...     1999    $250,010      $163,991           --                 --               $8,247
   President, Chief            1998    $231,259       $75,000           --               240,150            $2,722
   Operating Officer,          1997    $213,713       $70,000           --                 --               $4,003
   Chief Financial Officer
   and Director

Tyler M. Dylan............     1999    $205,008       $70,000           --                40,000              --
   Vice President, General     1998     $34,956       $15,000      $22,089 (4)            60,000              --
   Counsel and Secretary       1997        --           --              --                 --                 --


Jeffrey Friedman..........     1999    $215,018       $50,000           --                 --                 --
   Vice President,             1998     $58,716       $12,000      $76,535 (4)            70,000              --
   Development                 1997        --           --              --                 --                 --

H. Kirk Hammond...........     1999    $189,108       $95,978           --                 --                 --
   Vice President,             1998    $166,935       $40,000           --               149,100              --
   Research and Director       1997    $145,936       $35,000           --                 --                 --


(1)      Includes amounts deferred pursuant to our 401(k) Plan.

(2) Bonuses include amounts paid in a current fiscal year for performance in the preceding fiscal year. The 1999 amounts therefore reflect bonuses paid in 2000.

(3) Except as noted, the aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer and has therefore been omitted.

(4) This figure relates to amounts paid by Collateral for relocation costs incurred by the executive and payments made to cover the related taxes.

(5) This figure includes amounts paid for health care reimbursements and life insurance premiums.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The table below contains information concerning the stock options granted to the named executive officers during the 1999 fiscal year. All grants were made under our 1998 stock incentive plan. Except for the limited stock appreciation rights summarized below, no stock appreciation rights, or SARs, were granted to the named executive officers during such fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                Individual Grants
                                                -----------------                          Potential Realizable
                             Number of    Percent of Total                               Value at Assumed Annual
                             Securities     Options/SARs                                  Rates of Stock Price
                             Underlying      Granted to                                  Appreciation for Option
                            Options/SARs    Employees in     Exercise or   Expiration          Term (3)
                              Granted        Fiscal Year     Base Price     Date (2)         5%          10%
                                                                 (1)
------------------------------------------------------------------------------------------------------------------
 Name                            #                %            $/Share                       $            $
------------------------------------------------------------------------------------------------------------------
 Tyler M. Dylan               40,000            18.18%         $15.00        10/20/09       $377,206     $955,839


 (1) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure in which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Collateral, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(2) The option includes a "limited stock appreciation right" pursuant to which this option may, upon the successful completion of a hostile tender offer to acquire control of more than 50% of the total combined voting power of our outstanding securities, be surrendered to us in return for a cash payment equal to the excess of (i) the then market price of the shares of common stock subject to the surrendered option or, if higher, the highest price paid per share of common stock in such tender offer over (ii) the exercise price payable for those shares. The option becomes exercisable over 48 successive monthly installments upon Optionee's completion of each additional month of service as measured from October 21, 1999. In no event is the option exercisable for any unvested option shares after an Optionee's cessation of service. Options become exercisable on an accelerated basis upon a change in control of Collateral as described above in connection with our 1998 stock incentive plan.

(3) There can be no assurance provided to any of our executive officers or other holders of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the officers with an exercise price equal to the fair market value of the option shares on the grant date.

AGGREGATED OPTION\SAR EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information, with respect to the named executive officers, concerning options and stock appreciation rights held by them at the end of the 1999 fiscal year. None of the named executive officers exercised any options or stock appreciation rights during the 1999 fiscal year, and except for the limited stock appreciation rights described above, no stock appreciation rights were held by the officers at the end of such year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


    ------------------------------ ---------------------------------- -----------------------------------
                                         Number of Unexercised               Value of Unexercised
                                        Options/SARs at FY-End            in-the-Money Options/SARs
                                                                                at FY-End (1)
                                   ---------------------------------- -----------------------------------
                Name                Exercisable      Unexercisable      Exercisable      Unexercisable
    ------------------------------ --------------- ------------------ ----------------- -----------------
                                         #                 #                  $                 $
      Jack W. Reich                      90,350            137,500        $1,258,610         $1,916,406
      Christopher J. Reinhard           143,900             96,250        $2,027,629         $1,341,485
      Tyler M. Dylan                     17,916             82,084          $230,310           $759,690
      Jeffrey Friedman                   21,875             48,125          $289,844           $637,656
      H. Kirk Hammond                    59,725             89,375          $833,176         $1,245,664
    ------------------------------ --------------- ------------------ ----------------- -----------------


(1) Based upon the market price of $19.125 per share, determined on the basis of the closing selling price per share of common stock on the NASDAQ National Market on the last day of the 1999 fiscal year, less the option exercise price payable per share.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         There are no formal employment agreements with any of our officers, all of whom are advisors or employees on an at-will basis.

         The Stock Plan Administrative Committee of the Board of Directors, as plan administrator of our 1998 stock incentive plan, has the authority to provide for accelerated vesting of any outstanding options held by our executive officers or any unvested share issuances actually held by such individual, in connection with certain changes in control of Collateral or the subsequent termination of the officer's employment following the change in control event.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As of December 31, 1999, the Compensation Committee of our Board of Directors consisted of Dr. Simon and Mr. Andrews. Neither of these individuals was an employee of ours and, except for Mr. Andrews' service as Secretary until November 1998, neither was an officer. In addition, Mr. Andrews is a partner of the law firm of Brobeck Phleger & Harrison LLP, which provides legal services to us in connection with certain corporate matters.

         None of our current executive officers has served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during the last fiscal year.

         The following report of the Compensation Committee and performance graph should not be considered to be part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act or the Securities Exchange Act will not include the report or graph reproduced below.

          BOARD COMPENSATION AND STOCK PLAN ADMINISTRATIVE COMMITTEES'
                        REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the Compensation Committee to review and determine the base salaries, annual incentives compensation and long-term incentives of our executive officers, including our Chief Executive Officer, and to establish the general compensation policies for such individuals. The Stock Plan Administrative Committee has the sole and exclusive authority to make discretionary option grants to our executive officers under our 1998 stock incentive plan.

         The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

         GENERAL COMPENSATION POLICY. The Compensation and Stock Plan Administrative Committees' policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary. Each executive officer's compensation package is comprised of three elements:

           - base salary that is competitive with the market and reflects individual performance,

           - annual variable performance awards payable in cash and tied to our achievement of annual performance goals, and

           - long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders.

         FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. All compensation decisions will be designed to further the general compensation policy indicated above.

         BASE SALARY. In setting base salaries, the Compensation Committee reviewed published compensation survey data for 405 U.S. biotechnology companies. The base salary for each officer reflects the salary levels for comparable positions in the published surveys for such comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted yearly on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our corporate performance may also be a factor in determining the base salaries.

         ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer on the basis of our achievement of the corporate performance targets established at the start of the fiscal year and the achievement of other individual goals.

         LONG-TERM INCENTIVES. Generally, stock option grants are periodically made to each of our executive officers by the Stock Plan Administrative Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes vested in a series of installments over a four-year period, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Stock Plan Administrative Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Stock Plan Administrative Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Stock Plan Administrative Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO COMPENSATION. In setting the total compensation payable to our Chief Executive Officer, Dr. Reich, for the 1999 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to the achievement of corporate performance targets established at the start of the 1999 fiscal year.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal year 2000 will exceed that limit. Our 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Since it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Collateral's executive officers. The Compensation Committee will reconsider this decision if the individual cash compensation of any executive officer ever approaches the $1 million level.

         It is the opinion of the Compensation Committee and the Stock Plan Administrative Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

       COMPENSATION COMMITTEE           STOCK PLAN ADMINISTRATIVE COMMITTEE

         Craig S. Andrews                         Ronald I. Simon
          Ronald I. Simon                      Dale A. Stringfellow

STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of our cumulative total stockholder returns for our common stock, the Nasdaq Index, the Russell 2000 Index and the Standard & Poors' SmallCap Biotech Index, from the date of our initial public offering on July 2, 1998 through December 31, 1999. The graph assumes that $100 was invested on July 2, 1998, in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on Collateral's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                    [GRAPH]


---------------------------------------------------------------------------------------------------------
                               7/2/1998   9/30/1998   12/31/1998   3/31/99   6/30/99   9/30/99   12/31/99
---------------------------------------------------------------------------------------------------------
Collateral Therapeutics Inc      $100        $83         $97        $124      $317      $262       $264
---------------------------------------------------------------------------------------------------------
Nasdaq US                        $100        $90        $117        $131      $143      $147       $212
---------------------------------------------------------------------------------------------------------
Russell 2000                     $100        $80         $93         $88      $101       $95       $112
---------------------------------------------------------------------------------------------------------
S&P SmallCap Biotech Index       $100        $82        $100         $86       $96      $106       $168
---------------------------------------------------------------------------------------------------------



         Notwithstanding anything to the contrary set forth in any of Collateral's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange of Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any future filings made by Collateral under those statutes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against certain expenses, including attorneys' fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of the individual's status or service as a director or officer. These agreements also require us to advance expenses incurred by the individual in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

         BOARD OF DIRECTORS AFFILIATIONS

         In May 1996, we entered into a collaboration, license and royalty agreement with Schering AG, the parent corporation of Schering Berlin Venture Corporation which is a holder of more than 5% of our securities. Further, Dr. Stringfellow, a director of Collateral, is President of Berlex Biosciences, a wholly-owned subsidiary of Schering AG. The agreement established a strategic alliance related to the development and commercialization of gene therapy products to promote angiogenesis. Our 1999 revenues under this agreement were $6.4 million. We issued two secured promissory notes dated August 12, 1995 and October 12, 1995 in the aggregate amount of $500,000 to Schering Berlin Venture Corp. Both notes were amended and restated on May 16, 1996. The amended notes bear interest at 1% below the prime rate; at January 31, 2000, the amended notes bore interest at 7.50%. Such notes are secured by our assets, with the exception of certain equipment purchased from February 15, 1998 through November 15, 1998 which is pledged on a first priority basis under our bank loan. Principal and interest on the notes are due and payable upon demand.

         Mr. Andrews, a former director and one of our co-founders, is a partner in the law firm of Brobeck, Phleger & Harrison LLP, which has provided legal services to us in connection with corporate matters since our inception in April 1995.

         Dr. Engler, a former director, provided consulting services to Collateral upon management's request. His consulting fees totaled $133,000 in 1999. Dr. Engler is president of the Veterans Medical Research Foundation, a foundation that Collateral has contracted with since 1995 to conduct certain research activities. In March 1999, we entered into a three-year agreement with the Veterans Medical Research Foundation. Under this agreement, Dr. Hammond, a Collateral director, and the Veterans Medical Research Foundation agree to utilize their best efforts to conduct studies in the field of cardiovascular disease. In consideration for such services, we have agreed to pay the Veterans Medical Research Foundation monthly fees based on the overall level of expenditures for research and development conducted on behalf of Collateral, plus certain administrative overhead charges.

         We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and are expected to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon the copies of Section 16(a) reports which we received from such persons, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals.

                STOCKHOLDER PROPOSALS FOR OUR 2001 ANNUAL MEETING

         Stockholder proposals that are intended to be presented at our 2001 annual meeting must be received no later than December 26, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws. In addition, the proxy solicited by the Board of Directors for the 2001 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than December 26, 2000.

                          ANNUAL REPORT TO STOCKHOLDERS

         A copy of our annual report for the 1999 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

         We filed an annual report on Form 10-K with the Securities and Exchange Commission on or about March 27, 2000. Stockholders may obtain a copy of this report, without charge, by writing to the President and Chief Financial Officer of Collateral, at our principal executive offices located at 11622 El Camino Real, San Diego, CA 92130.



                                                 THE BOARD OF DIRECTORS OF
                                                 COLLATERAL THERAPEUTICS, INC.


DATED: APRIL 25, 2000

                          COLLATERAL THERAPEUTICS, INC.
                            1998 STOCK INCENTIVE PLAN

                        (AS AMENDED THROUGH MAY 25, 2000)


                                   ARTICLE ONE

                               GENERAL PROVISIONS



I.       PURPOSE OF THE PLAN

         This 1998 Stock Incentive Plan is intended to promote the interests of Collateral Therapeutics, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         A. The Plan shall be divided into five separate equity programs:

         - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

         - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

         - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

         - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock, and

         - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

         A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

         B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

         C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

         E. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

         F. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

         G. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.      ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  (i) Employees,

                  (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                  (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

         C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

         D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

         E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date, including individuals serving as non-employee Board members on the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

         F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed two million two hundred ninety-six thousand eight hundred thirty-five (2,296,835) shares, which shall consist of (i) the number of shares which are estimated to remain available for issuance, as of the Section 12 Registration Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to outstanding options under that Predecessor Plan, (ii) an additional increase of approximately one million five hundred thousand (1,500,000) shares authorized by the Board and the stockholders prior to the
Section 12 Registration Date and (iii) an additional one million five hundred thousand (1,500,000) shares authorized by the Board in March 2000 subject to stockholder approval subject to approval by the stockholders at the 2000 Annual Meeting. To the extent any unvested shares of Common Stock issued under the Predecessor Plan are repurchased by the Corporation after the Section 12 Registration Date, at the option exercise price paid per share, in connection with the holder's termination of service, those repurchased shares shall be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall more than 437,100 shares be added to the reserve from such repurchases.

         B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than two hundred fifty thousand (250,000) shares of Common Stock in the aggregate per calendar year, beginning with the 1998 calendar year.

         C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation (including unvested shares issued under the Predecessor Plan and repurchased by the Corporation on or after the Plan Effective Date) at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two of the Plan shall NOT be available for subsequent issuance under the Plan.

         D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members,
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.       OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A.       EXERCISE PRICE.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

                           (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions
         (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

         C.       EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                           (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                           (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                           (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                           (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                           (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

         D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for the Optionee and/or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.      INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

         A. ELIGIBILITY. Incentive Options may only be granted to Employees.

         B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

         C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

III.     CHANGE IN CONTROL

         A. Each option outstanding at the time of a Change in Control but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Change in Control, to be assumed or otherwise continued in full force or effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control transaction, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

         D. Each option which is assumed in connection with a Change in Control (or is otherwise to continue in effect) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year.

         E. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the accelerated vesting of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Change in Control, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate, in whole or in part, at the time of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated repurchase rights shall accordingly vest in full at the time of such Change in Control.

         F. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the accelerated vesting, in whole or in part, of one or more outstanding options under the Discretionary Option Grant Program upon the Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights will immediately terminate at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

         G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      STOCK APPRECIATION RIGHTS

         A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

         B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                  (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of
         (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                  (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

         C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                  (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                  (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                  (iii) The Plan Administrator shall, at the time the option with such limited stock appreciation right is granted under the Discretionary Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                  (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

I.       OPTION GRANTS

         The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall automatically be granted an option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II.      OPTION TERMS

         Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

         A.       EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where
                          X is the number of option shares,
                          A is the portion of the annual retainer fee subject
                  to the non-employee Board member's election, and
                          B is the Fair Market Value per share of Common Stock
                  on the option grant date.

         C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

         D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the

Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The successor corporation (or parent thereof) in the Change in Control transaction shall assume each such outstanding option so that each option under the Salary Investment Option Grant Program shall remain exercisable for the fully-vested shares until the EARLIEST to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service or (iii) the surrender of the option in connection with a Hostile Take-Over.

         B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph B. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

         C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      REMAINING TERMS

         The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

I.       STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

         A.       PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                           (i)      cash or check made payable to the
                                    Corporation, or

                           (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.       VESTING PROVISIONS.

                  1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more performance goals established by the Plan Administrator. Upon the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                  6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

II.      CHANGE IN CONTROL

         A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or
(ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

         B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate upon the occurrence of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest at the time of such Change in Control.

         C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

III.     SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.


                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

I.       OPTION TERMS

         A. GRANT DATES. Option grants under the Automatic Option Grant Program shall be made on the dates specified below:

                  1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase fifteen thousand (15,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                  2. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director (including individuals who joined the Board prior to the Underwriting Date), whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase five thousand (5,000) shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such five thousand (5,000)-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

         B.       EXERCISE PRICE.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

         D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial fifteen thousand (15,000)-share automatic option grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of Board service over the three (3)-year period measured from the option grant date. The shares subject to each annual five thousand (5,000)-share automatic option grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

         E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                  (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                  (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                  (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
         (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.


  II.    CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. The shares of Common Stock subject to each option outstanding at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of those shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

         B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

         D. Each option which is assumed in connection with a Change in Control (or otherwise continued in full and effect) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

         E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.     REMAINING TERMS

         The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM

I.       OPTION GRANTS

         The Plan Administrator shall have the sole and exclusive authority to determine the calendar year or years (if any) the Director Fee Option Grant Program is to be in effect. When the Director Fee Option Grant Program is in effect, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

II.      OPTION TERMS

         Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

         A.       EXERCISE PRICE.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where
                          X is the number of option shares,
                          A is the portion of the annual retainer fee subject
                  to the non-employee Board member's election, and
                          B is the Fair Market Value per share of Common Stock
                  on the option grant date.

         C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each option shall have a maximum term of ten (10) years measured from the option grant date.

         D. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this

Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

         E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the EARLIER of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

         Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The successor corporation (or parent thereof) in the Change in Control transaction shall assume each such outstanding option so that each option under the Director Fee Option Grant Program shall remain exercisable for the fully-vested shares until the EARLIEST to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service or (iii) the surrender of the option in connection with a Hostile Take-Over.

         B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

         C. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      REMAINING TERMS

         The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

I.       FINANCING

         The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.      TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.


III.     EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Discretionary Option Grant and Stock Issuance Programs shall become effective immediately on the Plan Effective Date, and the Automatic Option Grant Program shall become effective on the Underwriting Date. However, the Salary Investment Option Grant and Director Fee Option Grant Programs shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Plan Effective Date; however, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

         B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

         C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

         D. The Plan shall terminate upon the EARLIEST to occur of (i) April 20, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on April 20, 2008, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.      AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.       USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.      REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.     NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


         The following definitions shall be in effect under the Plan:

         A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

         B. BOARD shall mean the Corporation's Board of Directors.

         C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                           (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                           (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                           (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         D. CODE shall mean the Internal Revenue Code of 1986, as amended.

         E. COMMON STOCK shall mean the Corporation's common stock.

         F. CORPORATION shall mean Collateral Therapeutics, Inc., a California corporation, and any corporate successor to all or substantially of the assets or voting stock of Collateral Therapeutics, Inc. which shall by appropriate action adopt the Plan.

         G. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

         H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

         J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                  (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

         M. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

         N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                       (ii) such individual's voluntary resignation following
         (A) a change in his or her position with the Corporation (or Parent or Subsidiary employing the individual) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports,
         (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

         T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         W. PLAN shall mean the Corporation's 1998 Stock Incentive Plan, as set forth in this document.

         X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         Y. PLAN EFFECTIVE DATE shall mean April 20, 1998, the date on which the Plan was adopted by the Board.

         Z. PREDECESSOR PLAN shall mean the Corporation's pre-existing Stock Option Plan in effect immediately prior to the Section 12 Registration Date.

         AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

         BB. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under the Plan.

         CC. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

         DD. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

         EE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         FF. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         GG. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         HH. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         II. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         JJ. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         KK. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

         LL. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

         MM. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         NN. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

         OO. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

                          COLLATERAL THERAPEUTICS, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                        (AS AMENDED THROUGH MAY 25, 2000)


I.       PURPOSE OF THE PLAN

                  This Employee Stock Purchase Plan is intended to promote the interests of Collateral Therapeutics, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.      ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.     STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Fifty Thousand (150,000) shares. Such share reserve includes the 100,000-share increase approved by the Board in March 2000, subject to approval by the stockholders at the 2000 Annual Meeting.

                  B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant and in the aggregate on any one Purchase Date and
(iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.      OFFERING PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in July 2000. The next offering period shall commence on the first business day in August 2000, and subsequent offering periods shall commence as designated by the Plan Administrator.

                  C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in January 1999.

                  D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. Purchase rights in the new offering period shall automatically be granted to the individuals participating in the terminated offering period, and the new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.       ELIGIBILITY

                  A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

                  B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

                  C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

                  D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.      PAYROLL DEDUCTIONS

                  A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                                 (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                                (ii) The Participant may, prior to the
         commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

                  B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                  C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

                  D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.     PURCHASE RIGHTS

                  A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                  B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

                  C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

                  D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand (1,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum aggregate number of shares of Common Stock purchasable by all Participants on any one Purchase Date shall not exceed Twelve Thousand Five Hundred (25,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

                  E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable on the Purchase Date shall be promptly refunded.

                  F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                                 (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                                (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                               (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (i) within ninety (90) days following the commencement of such leave or, (ii) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began. However, should the Participant's leave of absence exceed ninety (90) days and his or her re-employment rights not be guaranteed by either statute or contract, then the Participant's status as an Eligible Employee will be deemed to terminate on the ninety-first (91st) day of that leave, and such Participant's purchase right for the offering period in which that leave began shall thereupon terminate. An individual who returns to active employment following such a leave shall be treated as a new Employee for purposes of the Plan and must, in order to resume participation in the Plan, re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

                  G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in the aggregate.

                  The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

                  H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                  I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

                  J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.    ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                                 (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                                (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one
         (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                  C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

                  D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.      EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on April 20, 1998 and shall become effective at the Effective Time, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

                  B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in July 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.       AMENDMENT/TERMINATION OF THE PLAN

                  A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

                  B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify eligibility requirements for participation in the Plan.

XI.      GENERAL PROVISIONS

                  A. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                  B. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

                  C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME

                          Collateral Therapeutics, Inc.

                                    APPENDIX


                  The following definitions shall be in effect under the Plan:

                  A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan, calculated before deduction of (A) any income or employment tax withholdings or
(B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

                  B. BOARD shall mean the Corporation's Board of Directors.

                  C. CHANGE IN CONTROL shall mean any of the following transactions effecting a change in ownership or control of the Corporation:

                        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

                       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                      (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

                  D. CODE shall mean the Internal Revenue Code of 1986, as amended.

                  E. COMMON STOCK shall mean the Corporation's common stock.

                  F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

                  G. CORPORATION shall mean Collateral Therapeutics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Collateral Therapeutics, Inc.
which shall by appropriate action adopt the Plan.

                  H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

                  I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code
Section 3401(a).

                  J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

                  K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                       (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (iii) For purposes of the initial offering period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

                  L. 1933 ACT shall mean the Securities Act of 1933, as amended.

                  M. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

                  N. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

                  O. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

                  P. PLAN shall mean the Corporation's 1998 Employee Stock Purchase Plan, as set forth in this document.

                  Q. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

                  R. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be January 29, 1999.

                  S. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

                  T. SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

                  U. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                  V. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                      COLLATERAL THERAPEUTICS, INC.
                                 PROXY

             ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2000

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    COLLATERAL THERAPEUTICS, INC.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 25, 2000 and the Proxy Statement and appoints Jack W. Reich, Christopher J. Reinhard and Tyler M. Dylan, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Collateral Therapeutics, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The DoubleTree Hotel, 11915 El Camino Real, San Diego, California on Thursday, May 25, 2000 at 9:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                (TO BE SIGNED AND DATED ON REVERSE SIDE)

                     PLEASE DATE, SIGN AND MAIL YOUR
                   PROXY CARD BACK AS SOON AS POSSIBLE!

                    ANNUAL MEETING OF STOCKHOLDERS
                    COLLATERAL THERAPEUTICS, INC.

                           MAY 25, 2000


              - Please Detach and Mail in the Envelope Provided -

/X/ Please mark your
    votes as in this
    example

                                WITHHOLD
                                AUTHORITY
                          FOR    TO VOTE                                                                        FOR AGAINST ABSTAIN
1. To elect the           / /      / /     Nominees:  Jack W. Reich            2. To approve amendments to the  / /   / /     / /
   following directors                                Christopher J. Reinhard     Company's 1998 Stock Incentive
   to serve until the                                 Charles J. Aschauer         Plan, including (i) an increase
   next Annual                                        B. Mason Flemming           in the number of shares of
   Meeting of Stockholders and until their            H. Kirk Hammond             common stock authorized for
   successors are duly elected and qualified;         Ronald I. Simon             issuance over the term of the
   (INSTRUCTIONS: To withhold authority to vote       Dale A. Stringfellow        1998 Plan by 1.5 million shares
   for any nominee, check the box "WITHHOLD                                       and (ii) elimination of the
   AUTHORITY TO VOTE" and write that nominee's                                    option cancellation and re-grant
   name on the line below; to withhold                                            ("re-pricing") provisions.
   authority to vote for ALL nominees,
   check the box "WITHHOLD AUTHORITY TO VOTE"
   and write "ALL" on the line below.)                                         3. To approve amendments to the  / /   / /     / /
                                                                                  Company's 1998 Employee Stock
                                                                                  Purchase Plan including an
   -------------------------------------------                                    increase in the number of shares
                                                                                  of common stock authorized for
                                                                                  issuance over the term of the
                                                                                  Purchase Plan by 100,000 shares.

                                                                               4. To ratify the appointment of  / /   / /     / /
                                                                                  Ernst & Young LLP as independent
                                                                                  auditors of the Company for the
                                                                                  fiscal year ending December 31,
                                                                                  2000.

                                                                               5. To transact such other business as may properly
                                                                                  come before the meeting or any adjournment
                                                                                  or adjournments thereof.

                                                                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                                                                               DIRECTORS LISTED ABOVE AND A VOTE FOR THE
                                                                               PROPOSALS LISTED ABOVE. THIS PROXY, WHEN
                                                                               PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED
                                                                               ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY
                                                                               WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS
                                                                               LISTED ABOVE AND FOR THE OTHER PROPOSALS.

Authorized Signature(s)                                                                               Dated:               , 2000
                       ----------------------------------------------------------------------------          --------------

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
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